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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 26, 1999

                         THE GENERAL CHEMICAL GROUP INC.
               (Exact name of registrant as specified in charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)


             1-13404                                  02-0423437
      (Commission File No.)               (IRS employer identification no.)


   LIBERTY LANE, HAMPTON, NEW HAMPSHIRE                     03842
 (Address of principal executive offices)                 (zip code)


       Registrant's telephone number, including area code: (603) 929-2606


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ITEM 2:   ACQUISITION OR DISPOSITION OF ASSETS

     As of February 26, 1999, The General Chemical Group Inc. ("General Chemical") entered into an Acquisition Agreement (the "Acquisition Agreement") with Noma Industries Limited, a corporation incorporated under the laws of Ontario, Canada ("Noma"), pursuant to which General Chemical will offer (the "Offer") to acquire, through a newly formed wholly owned Canadian subsidiary, all of the issued and outstanding Class A NonVoting Shares and Class B Shares of capital stock of Noma (collectively, the "Noma Shares") for cash at a price per Noma Share equal to Cdn. $9.25 (the "Offer Price"), which represents an aggregate purchase price of approximately Cdn. $330 million. The Offer Price was determined through negotiation.

     Noma, headquartered in Ontario, designs, engineers and manufactures insulated copper wire and wire-related products for industrial and consumer applications, with sales of approximately Cdn. $398 million for its fiscal year ended December 31, 1998. The Noma Shares are listed on the Toronto Stock Exchange under the symbols "NMA.A" and "NMA.B".

     In connection with the Acquisition Agreement, Henry T. Beck, the Chairman of the Board of Directors of Noma, and certain related entities have irrevocably agreed to tender their Noma Shares to General Chemical under the Offer. Mr. Beck and such related entities own or control approximately 15.7% of the Class A shares and approximately 83.6% of the Class B shares of capital stock of Noma, on a fully diluted basis.

     The consummation of the Offer is subject to, among other things, the tender by the holders of the Noma Shares under the Offer of numbers of Class A shares and Class B shares sufficient to ensure that General Chemical, through its newly formed wholly owned Canadian subsidiary, will be entitled under the Business Corporations Act (Ontario) to effect a subsequent acquisition transaction through which General Chemical will obtain any untendered shares at the Offer Price. In this connection, if General Chemical holds 90% or more of the voting rights of Noma after the tender offer, General Chemical intends to implement the procedures provided by Canadian law for the mandatory tender of the remaining shares and the de-listing of Noma from the Toronto Stock Exchange. The consummation of the Offer is also subject to the receipt of all requisite governmental or regulatory consents and approvals.

ITEM 7:   FINANCIAL STATEMENT AND EXHIBITS

     (a) Financial Statements of Business Acquired

     It is impracticable to provide the required financial statements of Noma on the date hereof. Accordingly, the required financial statements will be filed as an amendment to this Current Report on Form 8-K as soon as practicable, but not later than May 11, 1999 (60 days after this Current Report on Form 8-K must be filed).


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     (b) Pro Forma Financial Information

     It is impracticable to provide the required pro forma financial statements on the date hereof. Accordingly, the required financial statements will be filed as an amendment to this Current Report on Form 8-K as soon as practicable, but not later than May 11, 1999 (60 days after this Current Report on Form 8-K must be filed).

     (c) Exhibits

          See attached Exhibit Index.



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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   THE GENERAL CHEMICAL GROUP INC.


                                   By:  /s/ Todd M. DuChene
                                       --------------------------------------
                                       Todd M. DuChene
                                       Secretary

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Exhibit Index

99.1      Press Release of The General Chemical Group Inc. dated March 1, 1999.


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